EX-10.2

                                                                  EXECUTION COPY

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                             STOCK PLEDGE AGREEMENT



                                     between



                                    XINQUN YU
                                  (as Pledgor)



                                       and



                                SBI ADVISORS, LLC
                                   (as Agent)



                   -------------------------------------------




                   -------------------------------------------



                            Dated September 29, 2006

    ------------------------------------------------------------------------

                                TABLE OF CONTENTS

  1.  Definitions .............................................................2
  2.  Grant of Security Interest ..............................................2
  3.  Delivery of Collateral ..................................................4
  4.  Representations and Warranties ..........................................5
  5.  Covenants and Agreements ................................................5
  6.  Voting Power, Dividends; Pledgor's Obligations Upon Event of Default ....7
  7.  Remedies; Rights Upon Event of Default ..................................8
  8.  Application of Proceeds ................................................10
  9.  Security Documents Absolute ............................................10
 10.  Appointed Attorney-in-Fact .............................................11
 11.  Agent May Perform ......................................................12
 12.  No Duty on Agent's Part; Limitation on Agent's Obligations .............13
 13.  Reasonable Care ........................................................13
 14.  Waiver of Trial by Jury ................................................13
 15.  Notices ................................................................14
 16.  Absence of Fiduciary Relation ..........................................14
 17.  Survival of Representations and Warranties .............................14
 18.  No Waiver; Cumulative Remedies .........................................15
 19.  Severability ...........................................................15
 20.  Exculpatory Provisions; Reliance by Agent ..............................15
 21.  Amendment ..............................................................16
 22.  Successors and Assigns .................................................16
 23.  Number and Gender ......................................................16
 24.  Captions ...............................................................16
 25.  Applicable Law and Jurisdiction ........................................16
 26.  Continuing Pledge and Security Interest; Termination ...................17
 27.  Payments Set Aside .....................................................17
 28.  Counterparts ...........................................................17

SCHEDULE

Schedule A: Pledged Shares

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                             STOCK PLEDGE AGREEMENT

              This STOCK PLEDGE AGREEMENT (the "Stock Pledge Agreement"), dated as of September 29, 2006 between Xinqun Yu ("Pledgor"), and SBI Advisors, LLC, a California limited liability company, as agent (together with its successors and assigns in that capacity, the "Agent") for the Holders (as defined below)

                              W I T N E S S E T H :

              WHEREAS, Pledgor is the record and beneficial owner of 38,050,000 shares of stock of China Education Alliance, Inc., a North Carolina corporation (the "Issuer");

              WHEREAS, Agent, Holders (as defined below) and Issuer, as borrower, among others, have entered into a senior secured bridge loan dated September 29, 2006 (the "Loan"), pursuant to which the parties thereto entered into, among other things: (i) a Secured Promissory Note, dated September 29, 2006, made by Issuer in favor of HIT Credit Union (a "Holder") and Agent in the amount of $470,000; (ii) a Secured Promissory Note, dated September 29, 2006, made by Issuer in favor of Hong Kong League Central Credit Union (a "Holder") and Agent in the amount of $530,000; (iii) a Secured Promissory Note, dated September 29, 2006, made by Issuer in favor of Sean Wallace (a "Holder") and Agent in the amount of $100,000; (iv) a Secured Promissory Note, dated September 29, 2006, made by Issuer in favor of R. Ralph Parks (a "Holder") and Agent in the amount of $100,000; (v) a Secured Promissory Note, dated September 29, 2006, made by Issuer in favor of Cambria Investment Fund, LP (a "Holder") and Agent in the amount of $200,000; (vi) a Secured Promissory Note, dated September 29, 2006, made by Issuer in favor of The Angeloff Family, L.P. (a "Holder") and Agent in the amount of $100,000; and a Secured Promissory Note, dated September 29, 2006, made by Issuer in favor of The Angeloff Family, LLC (a "Holder" and together with the Holder referenced in (i), (ii), (iii), (iv), (v) and (vi) above and their successors and assigns, the "Holders") and Agent in the amount of $30,000, (each individually, a "Promissory Note" and together with the Promissory Notes referenced above, the "Promissory Notes"); (viii) the Guarantee Agreement, dated as of September 29, 2006, among the Guarantors named therein and the Holders of the Promissory Notes in the total amount of $1,530,000 (the "Guarantee Agreement")

              WHEREAS, the Promissory Notes, the Guarantee Agreement and this Stock Pledge Agreement constitute the "Security Documents," and individually, a "Security Document";

              WHEREAS, the terms of the Loan contemplate that Pledgor will secure payments to Holders and Agent under the Promissory Notes by executing this Agreement;

              WHEREAS, Pledgor is the legal and beneficial owner of the shares of Pledged Stock set forth opposite his name on Schedule A hereto; and

              NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

              1.  DEFINITIONS.

              (a) Unless otherwise defined herein, all capitalized terms used herein which are defined in the Promissory Notes shall have their respective meanings as therein defined. All references to sections and schedules in or to this Stock Pledge Agreement are to sections and schedules in or to this Stock Pledge Agreement, unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this shall refer to this Stock Pledge Agreement as a whole and not to any particular provision of this Stock Pledge Agreement. For purposes of this Stock Pledge Agreement, all other terms used herein and not otherwise defined herein which are defined in Article 8 or 9 of the Uniform Commercial Code (as the same may be in effect in the State of California or any other applicable jurisdiction, the "Code"), shall have their respective meanings as therein defined.

              (b) "Common Stock" shall mean the common stock, par value $0.001 per share, of the Issuer and any securities issued with respect thereto.

              2. GRANT OF SECURITY INTEREST.

              (a) COLLATERAL. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Obligations (as defined below) now existing or hereafter arising, Pledgor hereby pledges, collaterally assigns, conveys, mortgages, hypothecates, transfers and delivers to Agent, and grants and creates a lien on and first priority security interest in favor of Agent, for the equal and ratable benefit of the Holders, in all right, title and interest of Pledgor in, to and under the following, whether now existing or hereafter acquired (the "Collateral"; such pledge, assignment, conveyance, hypothecation, delivery, lien and security interest being, collectively, the "Security Interest"):

                      (i) such number of shares (the "Pledged Shares")of Common Stock as shall be determined from time to time pursuant to Section 2(c) hereof (initially consisting of the number of shares of Common Stock owned by Pledgor set forth on SCHEDULE A;

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                      (ii) any cash dividends or other cash payments, additional shares or securities or other property (including, without limitation, instruments, general intangibles and accounts) at any time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any and all of the Pledged Shares; and

                      (iii) to the extent not otherwise included, all proceeds of any and all of the collateral, including, without limitation, property of the types described in clauses (i) and (ii) above, the property referred to in Section 5(e) and, "proceeds" as defined in
         Section 9-306(1) of the Code, including whatever is received upon any sale, exchange, collection or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral.

              (b) OBLIGATIONS. This Stock Pledge Agreement secures, in accordance with the provisions hereof, the following obligations, including all commitments, now existing or hereafter arising (collectively, the "Obligations"):

                      (i) payment and performance of Pledgor's obligations under and in respect of the Promissory Notes, and each and every obligation, indebtedness, covenant and agreement of Pledgor now or hereafter existing contained in any Security Document to which Pledgor is a party, including, without limitation, this Stock Pledge Agreement and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor;

                      (ii) payment of all sums advanced in accordance herewith or in accordance with any other Security Document by or on behalf of the Holders (or any of them), to protect, retake, hold, prepare for sale or lease or otherwise dispose of or realize upon any of the collateral purported to be covered hereby or thereby, including, without limitation, those fees and expenses described in Section 5(c), with interest thereon at a rate equal to the rate of Interest applicable during the continuance of an Event of Default pursuant to
         Section 2(b) of the Promissory Notes (the "Default Rate") from the date of demand therefor;

                      (iii) performance of every obligation, indebtedness, covenant and agreement of Pledgor contained in any agreement now or hereafter executed by Pledgor which recites that the obligations thereunder are secured by this Stock Pledge Agreement; and

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                      (iv) payment of all sums, with interest thereon at the
         Default Rate, that may become due and payable to or for the benefit of the Holders pursuant to the terms of this Stock Pledge Agreement;

in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated now or hereafter existing, renewed or restructured, reinstated, created or incurred, and including, without limitation, all indebtedness of Pledgor under any instrument now or hereafter evidencing or securing any of the foregoing.

              (c) Pledged Shares.

                      (i) Notwithstanding the delivery of the Delivered Certificates (as hereinafter defined) pursuant to Section 3 hereof, the number of Pledged Shares shall be determined in accordance with this Section 2(c).

                      (ii) At all times, the number of Pledged Shares shall equal the quotient of (A) divided by (B), where (A) equals 3,060,000 and where (B) equals the average closing price for the Common Stock on the principal United States market on which it is quoted or trades for the 30 day period prior to the date of determination.

                      (iii) If, at any time (but not more often than once each calendar month), Agent shall, in accordance with this Section 2(c), determine that the number of shares of Common Stock evidenced by the Delivered Certificates shall be less than the number of shares of Common Stock required hereunder as Pledged Shares, the Pledgor shall, within five days following notice thereof from Agent, deliver to Agent additional certificates representing at least such number of additional shares of Common Stock as shall result in the number of shares of Common Stock evidenced by all Delivered Certificates equaling or exceeding the number of Pledged Shares determined in accordance herewith.

              3. DELIVERY OF COLLATERAL. On or prior to the date hereof, one or more certificate(s) (together with any additional certificates evidencing shares of Common Stock delivered pursuant to Section 2(c), the "DELIVERED CERTIFICATES") evidencing an aggregate of 7,859,589 shares of Common Stock (including the Pledged Shares pledged hereunder) shall be delivered to Agent, duly endorsed in blank or with stock powers executed in blank annexed to each certificate. Agent shall have the right (a) to hold any certificate(s) representing the such shares of Common Stock in its own name (to the extent provided in Section 7(e)), or in the name of Pledgor endorsed or assigned in blank or in favor of Agent, or (b) to have such shares of Common Stock or any part thereof registered in the name of Agent or in the name or names of Agent's nominees.

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              4. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to Agent and to each of the Holders as follows:

              (a) AUTHORITY ENFORCEABILITY. Pledgor has the capacity to execute and deliver this Stock Pledge Agreement and to perform his obligations hereunder. This Stock Pledge Agreement when executed and delivered, will constitute the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms.

              (b) TITLE; NO OTHER LIENS. Except as otherwise provided herein, Pledgor is the sole legal and beneficial owner of the Collateral in existence on the date hereof and will be the sole legal and beneficial owner OF the Collateral hereafter acquired, free and clear of any and all Liens or claims of others and Pledgor has full power and authority to grant Security Interest in and to the Collateral hereunder.

              (c) PERFECTION. Upon delivery pursuant to Section 3, the Agent will have a valid and perfected first priority security interest in the Pledged Shares, securing the Obligations.

              (d) PRINCIPAL RESIDENCE. Pledgor's principal residence is:

                   601 Building 1
                   Baoza District
                   Harbin, China 150090

              (e) PLEDGOR'S TOTAL SHARES. The Pledged Shares pledged hereunder are validly authorized and issued, fully paid and nonassessable shares of Common Stock of Issuer lawfully owned by Pledgor, in each case, as of the date hereof.

              5. COVENANTS AND AGREEMENTS. Pledgor hereby covenants and agrees that Pledgor shall faithfully observe and fulfill, and shall cause to be observed and fulfilled, each and all of the following covenants until all Obligations to be paid or performed by Pledgor under the Security Documents have been paid and performed in full.

              (a) NOTICE OF ADVERSE CLAIMS. Pledgor shall, promptly and in no event later than five days after Pledgor becomes aware of any information or knowledge of any adverse claim against the Collateral which could have a Material Adverse Effect, deliver to the Holders and Agent notice of each such claim.

              (b) FURTHER ASSURANCES. Pledgor shall, from time to time, at Pledgor's expense, and upon the reasonable request by Agent on behalf of the Holders, promptly execute and deliver all further instruments and documents, and take all further action, that Agent reasonably determines is necessary or desirable, in order to perfect and protect the

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Security Interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

              (c) FILING FEES, TAXES, ETC. Pledgor shall pay or cause to be paid all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all federal, state, county and municipal stamp taxes and other similar taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and performance of this Stock Pledge Agreement, any agreement supplemental hereto and any instruments of further assurance.

              (d) PERFECTION, FINANCING STATEMENTS, ETC. Pledgor shall, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financings or continuation statements under the UCC or otherwise) that from time to time may be necessary or desirable, or that Agent or any Holder may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interest, whether in the United States, People's Republic of China, or otherwise, or to enable the Holder to exercise or enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Agent to execute and file financing statements or continuation statements without the Pledgor's signature appearing thereon. The Pledgor agrees that a reproduction of the Promissory Notes or of a financing statement is sufficient as a financing statement.

              (e) CERTIFICATED INTEREST. If Pledgor shall become entitled to receive or shall receive any certificate, instrument, option or rights, whether as an addition to, in substitution of, or in exchange for the Collateral or any part thereof, or otherwise, Pledgor shall accept any such certificate, instrument, option or rights as Agent's agent, shall hold them in trust for Agent, and shall deliver them forthwith to Agent in the exact form received, with Pledgor's endorsement when necessary, or accompanied by duly executed instruments of transfer or assignment in blank or, if requested by Agent, an additional pledge agreement or security agreement executed and delivered by Pledgor, all in form and substance reasonably satisfactory to Agent, to be held by Agent, subject to the terms hereof, as further Collateral for the Obligations.

              (f) CHANGE IN LOCATION, NAME ETC. Pledgor will not change the location of: (i) his principal residence or (ii) the locations where he keeps or holds any Collateral or any records relating thereto unless he shall have given the Agent prior notice thereof and delivered an opinion of counsel with respect to the continued perfected Security Interest. Pledgor shall not in any event change the location of any Collateral or change the jurisdiction of his principal residence if such change would cause the Security Interest in such Collateral to lapse or cease to be perfected.

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              (g) LIMITATIONS ON LIENS ON THE COLLATERAL. Pledgor shall not create, incur or permit to exist, shall defend the Collateral now owned or hereafter acquired by it against, and shall take such other action as is necessary to remove any, Lien or claim on or to the Collateral and shall defend the right, title and interest of Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever.

              (h) PROHIBITION AGAINST TRANSFERS OF COLLATERAL. To the extent permitted by applicable law, without the prior written consent of the Holders, Pledgor shall not exchange, sell, transfer pledge, hypothecate, assign, convey or otherwise dispose of, or permit to be exchanged, sold, transferred, pledged, hypothecated, assigned, conveyed or disposed of, any of the Pledged Shares.

ADDITIONAL COLLATERAL. If the Collateral shall at any time or from time to time become unsatisfactory to Agent or any Holder, then Pledgor shall, upon demand, pledge, assign, transfer and deposit with Agent, and grant to Agent a continuing security interest in and to such additional property satisfactory to Agent or such Holder, as Agent or such Holder may request.

              6. VOTING POWER, DIVIDENDS; PLEDGOR'S OBLIGATIONS UPON EVENT OF DEFAULT.

              (a) VOTING POWER, DIVIDENDS. Notwithstanding any other provision contained in this Stock Pledge Agreement to the contrary, unless an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive all dividends and other payments payable with respect to the Pledged Shares and exercise all voting and other consensual rights and take all action permitted to a stockholder of Issuer in its capacity as such, and Agent, upon the written request of Pledgor, shall promptly deliver such proxies and other documents, if any, as shall be reasonably requested by Pledgor which are necessary to allow Pledgor to exercise voting power with respect to any of the Pledged Shares; PROVIDED, Pledgor shall not vote such Pledged Shares in any manner that would violate the terms of this Stock Pledge Agreement, the Promissory Notes or any other Security Document or that would cause an Event of Default.

              (b) PLEDGOR'S OBLIGATIONS UPON EVENT OF DEFAULT. If an Event of Default shall occur and be continuing (i) all payments received by Pledgor under or in connection with any of the Collateral shall be held by Pledgor in trust for Agent, shall be segregated from other funds of Pledgor and shall, forthwith upon receipt by Pledgor, be turned over to Agent or its designee in the same form as received by Pledgor (duly endorsed by Pledgor to Agent, if requested),
(ii) any and all such payments so received by Agent or its designee (whether from Pledgor or otherwise) may, in the sole discretion of Agent or its designee, be held by Agent or such designee as collateral security for, and/or then or at any time thereafter be applied, subject only to the relevant provisions of the Promissory

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Notes or as otherwise may be required by applicable law, in whole or in part by
Agent or its designee in the manner specified in Section 8, unless otherwise agreed to by the Holders in a writing delivered to Agent upon notice to Pledgor, at any time Agent may register the Collateral in the name of Agent or its nominee as pledgee.

              7. REMEDIES; RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Agent, for the equal and ratable benefit of and on behalf of the Holders, may do one or more of the following:

              (a) upon notice to Pledgor, which notice shall be in writing, make such payments and do such acts as Agent may deem necessary to protect, perfect or continue the perfection of the Holder's Lien in the Collateral including, without limitation, paying, purchasing, contesting or compromising any Lien which is, or purports to be, prior to or superior to the Security Interest granted hereunder, and commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect the Holder's Security Interest in or ownership of the Collateral;

              (b) foreclose on the Collateral as herein provided or in any manner permitted by law and exercise any and all of the rights and remedies conferred upon the Holders by the Security Documents and any other Security Documents either concurrently or in such order as Agent may determine without affecting the rights or remedies to which the Holders may be entitled under any Security Documents. Pledgor hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with Agent's taking possession or collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, conveyance, assignment, transfer or other disposition of or realization upon any or all of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Pledgor would otherwise have under the constitution or any statute or other law of the United States of America or of any state;

              (c) without notice, except as specified below, sell the Collateral, or any part thereof, in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to Pledgor of the time and the place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent on behalf of the Holders. Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time

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and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Agent shall incur no liability as a result of the manner of sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Agent may, in its sole discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including a requirement that the prospective bidders or purchasers represent and agree, to the satisfaction of Agent, that they are purchasing the Collateral for their own account, for investment, and not with a view to the distribution or resale of any thereof. Pledgor hereby waives, to the extent permitted by applicable law, any claims against Agent arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at public sale or was less than the aggregate amount of the Obligations, even if Agent accepts the first offer received which Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the full extent permitted by law, Pledgor shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner. To the extent permitted by law, Pledgor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Pledgor authorizes Agent, at any time and from time to time, to execute, in connection with a sale of the Collateral pursuant to the provisions of this Stock Pledge Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

              (d) Notwithstanding anything to the contrary herein, in the Promissory Notes, or in the Guarantee Agreement, at any time commencing on the date 30 days following any event of occurrence which results in an Event of Default under any of the Promissory Notes, upon notice to Pledgor, register the Collateral in the name of Agent or its nominee as pledgee or otherwise take such action as Agent shall in its sole discretion deem necessary or desirable with respect to the Collateral, and, to the extent permitted by applicable law, Agent or its nominee may exercise, in its sole discretion, without notice, such voting and other consensual rights and rights to receive and hold as Collateral dividends and other payments which Pledgor would otherwise be entitled to receive or exercise, as the case may be, pursuant to Section 6(a) and all such voting and consensual rights and rights to receive the dividends and other payments which Pledgor would otherwise be authorized to exercise, receive and retain pursuant to Section 6(a) shall cease and all such rights shall thereupon become vested in Agent, and Agent may exchange, at its sole discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of Issuer, all without liability except to account for property actually received by Agent, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be

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responsible for any failure to do so or delay in so doing, except to the extent that such failure or delay constitutes gross negligence, bad faith, or willful misconduct;

              (e) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Code.

              8. APPLICATION OF PROCEEDS. The net proceeds of any foreclosure, collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied in the following order:

              (a) To the repayment of the costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including, without limitation, attorneys' fees and expenses and court costs and those amounts payable to Agent pursuant to Section 5(c)) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof;

              (b) To the payment in full of the Obligations; and

              (c) If all Obligations then due and payable have been indefeasibly paid, satisfied and discharged in full, any surplus then remaining shall be paid to Pledgor, SUBJECT, HOWEVER, to the rights of the holders of any then existing liens on the Collateral of which Agent has actual notice (without investigation).

              9. SECURITY DOCUMENTS ABSOLUTE. All the rights of Agent and Holders hereunder and the Security Documents and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

                      (i) any lack of validity or enforceability of the Promissory Notes or any other agreement or instrument relating thereto;

                      (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Promissory Notes;

                      (iii) any exchange or release of any Collateral or any other collateral, or the non-perfection of any of the Liens, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

                      (iv) to the full extent permitted by law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor or any third party pledgor.

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              10. APPOINTED ATTORNEY-IN-FACT.

              (a) POWERS. Pledgor hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default in Agent's discretion, to take any action and to execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Stock Pledge Agreement without notice to Pledgor, including, without limitation:

                      (i) to exercise all rights, powers and privileges of a stockholder of Issuer;

                      (ii) to receive, endorse and collect all instruments made payable to Pledgor representing any dividends, payments or other distributions in respect of the Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent acting in good faith for the purpose of collecting any and all of such dividends, or other distributions;

                      (iii) to pay or discharge taxes and liens levied or placed on the Collateral; and

                      (iv) (A) to direct any party liable for any payment under or in respect of or arising out of any of the Collateral to make payment of any and all moneys due or to become due in connection therewith directly to Agent or as Agent shall direct, (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral,
          (D) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral, (E) to settle, compromise or adjust any suit, action or proceeding described in clause (D) above and, in connection therewith, to give such discharges or releases as Agent acting in good faith may deem appropriate and (F) generally, to the extent permitted by applicable law, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and (G) to do, at Agent's option and at Pledgor's expense, at any time, or from time to time, all acts and things which Agent acting in good faith deems reasonably necessary to protect, preserve or realize upon the Collateral and the Lien granted herein and to effect the intent of this Stock Pledge Agreement, all as fully and effectively as Pledgor might do.

              (b) OTHER POWERS. Pledgor further authorizes Agent, at any time and from time to time (i) to execute, in connection with any sale provided for hereunder during the continuance of an Event of Default, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and (ii) to the full extent permitted by applicable law, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor.

              11. AGENT MAY PERFORM.

              (a) In case of the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Agent or any Holder may exercise all rights of a secured party under applicable law (including, without limitation, the UCC (whether or not in effect in the jurisdiction where such rights are exercised)). The Agent or any Holder may be the purchaser of any or all of the Collateral so sold at any public sale. The Pledgor will execute and deliver such documents and take such other action as the Agent or any Holder deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral shall be delivered, assigned and transferred to the Agent or any Holder. At any such sale, the Agent or any Holder shall hold the Collateral absolutely and free and clear from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

              (b) In addition to, and not in limitation of, Section 11(a), upon the occurrence of an Event of Default, Principal then outstanding of, and the accrued and unpaid Interest on, the Promissory Notes shall automatically become immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Pledgor.

              (c) In addition to, and not in limitation of, Section 11(a), the Agent or any Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Pledgor, and in connection with any such action or proceeding shall be entitled to receive from the Pledgor payment of the principal amount of the Promissory Notes plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

              12. NO DUTY ON AGENT'S PART; LIMITATION ON AGENT'S OBLIGATIONS.

              (a) NO DUTY ON AGENT'S PART. The powers conferred on Agent hereunder are solely to protect Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers.

              (b) LIMITATIONS ON AGENT'S OBLIGATIONS. Anything herein to the contrary notwithstanding, Pledgor shall remain liable with respect to the Collateral, and with respect to this Stock Pledge Agreement and any other Security Document to which it is a party to the extent set forth therein, to perform all of its duties and obligations in connection therewith or thereunder, to the same extent as if this Stock Pledge Agreement had not been executed. The exercise by Agent of any of the rights or remedies hereunder shall not release the Pledgor from any of its duties or obligations under this Stock Pledge Agreement and any other Security Document to which it is a party. All of the Collateral is hereby assigned to Agent solely as security, and Agent, subject to
Section 13, shall have no duty, liability or obligation whatsoever with respect to any of the Collateral, unless Agent so elects in writing consistent with its rights under this Stock Pledge Agreement.

              13. REASONABLE CARE. Agent shall exercise the same degree of care hereunder as it exercises in connection with similar transactions for its own account. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords or would accord collateral held by Agent in similar transactions for its own account. Without limiting the generality of the foregoing and except as otherwise provided by applicable law, Agent shall not be required to marshall any collateral, including, without limitation, the Collateral subject to the Lien created hereby and any guaranties of the Obligations, or to resort to any item of Collateral or guaranties in any particular order; and all of Agent's rights hereunder and in respect of such Collateral and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that Pledgor lawfully may, Pledgor hereby (a) agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Agent's rights under this Stock Pledge Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed and (b) irrevocably waives the benefits of all laws and any and all rights to equity of redemption or other rights of redemption that it may have in equity or at law with respect to the Collateral.

              14. WAIVER OF TRIAL BY JURY. The Pledgor hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under, or in connection with this Stock Pledge Agreement. The Pledgor (a) certifies that no representative, agent or attorney of the Agent or any Holder has represented, expressly or otherwise, that the Agent or any Holder would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that he, the Agent and the Holders have been induced to enter this Stock Pledge Agreement, by, among other things, the mutual waivers and certifications in this
Section 14.

              15. NOTICES. All notices, demands requests and other communications required or permitted hereunder shall be in writing, and shall be given and deemed to have been given in accordance with Section 14 of the Promissory Notes and the information set forth immediately below shall apply to
Pledgor:

                Xinqun Yu
                c/o China Education Alliance, Inc.
                80 Heng Shan Road
                Kun Lun Shopping Mall
                Harbin, P.R. China 150090
                Telecopy: (01186) 451 8700 0662

              16. ABSENCE OF FIDUCIARY RELATION. Agent undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Stock Pledge Agreement or any other Security Document, and no implied agreements, covenant or obligations with respect to Pledgor, any affiliate of Pledgor or any agreement to which Pledgor is a party shall be read into this Stock Pledge Agreement against Agent or any of the Holders, neither Agent nor any of the Holders in its and their capacity as such is a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to Pledgor or any affiliate of Pledgor, except as otherwise specifically required by law.

              17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein shall survive the execution and delivery of this Stock Pledge Agreement and the other Security Documents until the indefeasible satisfaction of the Obligations, and shall be deemed to be material and to have been relied upon by Agent and the Holders, regardless of any investigation made by or on behalf of any of Agent and the Holders. Notwithstanding anything in this Stock Pledge Agreement or implied by law to the contrary, the agreement and obligations of Pledgor set forth in Sections 5(c), 5(e) and 27 shall survive the payment or prepayment of the Obligations, and the termination of this Stock Pledge Agreement; provided that such agreements or obligations arose or occurred prior to or in connection with the full and indefeasible payment or prepayment of the Obligations and the termination of this Stock Pledge Agreement.

              18. NO WAIVER; CUMULATIVE REMEDIES. By exercising or failing to exercise any of its rights, options or elections hereunder (without also expressly waiving the same in writing), Agent, on behalf of the Holders, shall not be deemed to have waived any breach or default on the part of Pledgor or to have released Pledgor from any of its obligations secured hereby. No failure on the part of Agent to exercise, and no delay in exercising (without also expressly waiving the same in writing) any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. Agent, acting on behalf of the Holders, shall have all of the rights and remedies granted under the Promissory Notes or any other Security Documents, and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against Pledgor or any Collateral, including, the Collateral.

              19. SEVERABILITY. Any provision of this Stock Pledge Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or enforceability may be waived they are hereby waived by Pledgor and Agent to the full extent permitted by law so that this Stock Pledge Agreement shall be deemed a valid, binding agreement, and the Lien created hereby shall constitute a continuing first lien on and first perfected security interest in the Collateral, in each case enforceable in accordance with its terms.

              20. EXCULPATORY PROVISIONS; RELIANCE BY AGENT.

              (a) EXCULPATORY PROVISIONS. Neither Agent nor any Holder, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable to Pledgor for any action taken or omitted to be taken by it or them under or in connection with this Stock Pledge Agreement or any other Security Document to which it is a party, except for to the extent permitted by law, or responsible in any manner to any Person for any recitals, statements, representations or warranties made by Pledgor or any officer thereof contained in this Stock Pledge Agreement or any other Security Document to which it is a party or in any certificate, report, statement or other document referred to or provided for in, or received by Agent or any Holder under or in connection with, this Stock Pledge Agreement or any other Security Document to which it is a party or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Stock Pledge Agreement or any other Security Document to which it is a party or for any failure of Pledgor to perform any of the Obligations. Neither Agent nor any Holder shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Stock Pledge Agreement or any other Security Document to which it is a party, or to inspect the properties or records of Pledgor. Notwithstanding anything to the contrary contained in this Stock Pledge Agreement, Agent and the Holders shall be responsible for their own gross negligence, bad faith, or willful misconduct arising under this Stock Pledge Agreement.

              (b) RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, written opinions addressed to the Agent from counsel to Pledgor, in accordance with the terms thereof), independent accountants and other experts selected by Agent. Agent shall have no obligation to any Person to act or refrain from acting or exercising any of its rights under this Stock Pledge Agreement; provided, however, anything to the contrary contained in this Stock Pledge Agreement notwithstanding, Agent shall be responsible for its own gross negligence or willful misconduct arising under this Stock Pledge Agreement.

              21. AMENDMENT. No modification or waiver of any of the provisions of this Stock Pledge Agreement shall be binding on Agent or Pledgor, except as expressly set forth in a writing duly signed and delivered by Agent and Pledgor.

              22. SUCCESSORS AND ASSIGNS. This Stock Pledge Agreement shall be binding upon and inure to the benefit of Pledgor and Agent for the benefit of the Holders and their respective successors and permitted assigns. In the event of any assignment or transfer by any Holder of any instrument evidencing all or any part of the Obligations, the holder of such instrument shall, subject to the Promissory Notes, be entitled to the benefits of this Stock Pledge Agreement.

              23. NUMBER AND GENDER. Whenever used in this Stock Pledge Agreement, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

              24. CAPTIONS. The captions, headings and table of contents used in this Stock Pledge Agreement are for convenience and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

              25. APPLICABLE LAW AND JURISDICTION.

              (a) APPLICABLE LAW. THIS STOCK PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS.

              (b) CALIFORNIA COURTS. The Pledgor hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the state of California and of the Federal courts sitting in the state of California. The Pledgor agrees that all actions or proceedings arising out of or relating to this note or the transactions contemplated hereby must be litigated exclusively in any such state or federal court that sits in Orange county, or Los Angeles county, California, and accordingly, the Pledgor irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such litigation in any such court.

              26. CONTINUING PLEDGE AND SECURITY INTEREST; TERMINATION. This Stock Pledge Agreement shall create a continuing assignment, pledge and first priority Security Interest in the Collateral, and shall remain in full force and effect for the benefit of Agent until all Obligations to be paid or performed by under the Security Documents have been paid and performed in full. Upon the happening of all of such events, the Lien granted hereby shall terminate. Upon such termination, Agent shall, upon the request and at the expense of Pledgor, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination or expiration.

              27. PAYMENTS SET ASIDE. To the extent that Pledgor or any other Person on behalf of Pledgor makes a payment or payments to Agent and/or any Holder, or Agent and/or any Holder enforce the Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied, and this Stock Pledge Agreement and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

              28. COUNTERPARTS. This Stock Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              IN WITNESS WHEREOF, the parties have caused this Stock Pledge Agreement to be duly executed as of the day and year first written above.


                                     XINQUN YU,
                                    As Pledgor



                                    /s/ [Illegible Signature]
                                    ---------------------------













                   [Signature page to Stock Pledge Agreement]

              IN WITNESS WHEREOF, the parties have caused this Stock Pledge Agreement to be duly executed as of the day and year first written above.


                                       SBI Advisors, LLC,
                                         As Agent




                                       By: /s/ [Illegible signature]
                                           -------------------------
                                           Name:
                                           Title:














                   [Signature page to Stock Pledge Agreement]

                                   Schedule A
                                     to the
                             STOCK PLEDGE AGREEMENT

                                 PLEDGED SHARES


            CLASS                                           NO. OF SHARES
            -----                                           -------------
        Common Stock                                          7,859,589














                                       S-1